UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2022

BROADSCALE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40057	85-3814555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1845 Walnut Street, Suite 1111
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(646) 849-9975

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant	SCLEU	NASDAQ Capital Market
Class A common stock, par value $0.0001 per share	SCLE	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	SCLEW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on November 30, 2021, Broadscale Acquisition Corp., a Delaware corporation (“Broadscale”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Voltus, Inc., a Delaware corporation (“Voltus”), and Velocity Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Broadscale (“Merger Sub” and collectively with Broadscale and Voltus, the “Parties”).

On August 8, 2022, Voltus informed Broadscale that Voltus would be unable to complete all actions necessary in order for the Registration Statement on Form S-4 (File No. 333-262287) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 21, 2022 and as amended by Amendment No. 1 filed on March 18, 2022, Amendment No. 2 filed on July 1, 2022 and Amendment No. 3 filed on July 13, 2022, to be effective prior to the Agreement End Date (as defined in the Merger Agreement). On August 12, 2022, the Parties entered into a Termination Agreement (the “Termination Agreement”), pursuant to which, among other things, the Parties agreed by mutual written consent to terminate the Merger Agreement consistent with Section 10.1(a) of the Merger Agreement. The termination of the Merger Agreement became effective as of the date of the Termination Agreement.

As a result of entering into the Termination Agreement, the Merger Agreement is of no further force and effect, the Parties have released certain claims that they may presently have against one another arising out of the Merger Agreement and the agreements entered into in connection with the Merger Agreement, including, but not limited to, (i) the Sponsor Side Letter and (ii) the Subscription Agreements by and among Broadscale and certain institutional and private investors, in each case as defined in the Merger Agreement, have also been terminated and are no longer effective, as applicable, in accordance with their respective terms.

Broadscale intends to continue to pursue the consummation of an initial business combination with an appropriate target, taking into account the remaining time for Broadscale to consummate such business combination, which must occur by February 17, 2023, or during any stockholder-approved extension period.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the SEC by Broadscale on December 1, 2021, and the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated as of August 12, 2022, by and among Broadscale Acquisition Corp, Velocity Merger Sub Inc. and Voltus, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSCALE ACQUISITION CORP.

Date: August 12, 2022	By:	/s/ Jeffrey F. Brotman
		Name:	Jeffrey F. Brotman
		Title:	Chief Legal Officer and Secretary

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